Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholders and Board of Directors of Shurepower, LLC.

We consent to the inclusion in the Form S-1 Registration Statement of Shurepower, LLC of our report dated February 1, 2023, of the Balance sheet, and the related statements of operations, and cashflows for the year ended December 31, 2021.

/S/ Olayinka Oyebola

OLAYINKA OYEBOLA & CO

Chartered Accountant

PCAOB No:5968

Lagos, Nigeria

March 14, 2024